As filed with the Securities and Exchange Commission on December 19, 2014

Registration No. 333-168227

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Direxion Shares ETF Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

27-6710917

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 35th Floor

New York, New York 10019

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel D. O’Neill

1301 Avenue of the Americas (6th Avenue),

35th Floor

New York, New York 10019

Copies to:

Angela Brickl	W. Thomas Conner
Direxion Asset Management, LLC	Reed Smith LLP
1301 Avenue of the Americas (6th Avenue), 35th Floor	1301 K St., NW Washington, DC 20005
New York, New York 10019

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public):

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-168227) is being filed to remove from registration all of the securities of the series of the Registrant listed below (the “Terminated Series”) that remain unsold thereunder as of the termination of the offering, in accordance with the undertaking required by Item 512(a)(3) of the Regulation S-K. The Terminated Series include:

Direxion Daily Gold Bear 3X Shares

Direxion Daily Japanese Yen Bull 3X Shares

Direxion Daily Japanese Yen Bear 3X Shares

Direxion Daily Gold Bear 1X Shares

Direxion Daily Silver Bear 1X Shares

Direxion Daily Silver Bull 3X Shares

Direxion Daily Silver Bear 3X Shares

Direxion Daily Dollar Bull 3X Shares

Direxion Daily Dollar Bear 3X Shares

Direxion Daily Euro Bull 3X Shares

Direxion Daily Euro Bear 3X Shares

No sales of common units of beneficial interest of any Terminated Series, except for Direxion Daily Gold Bear 3X, were made to the public at any time. The registrant expects that the offering of each Terminated Series will be terminated on December 29, 2014.

For the avoidance of doubt, the Registrant notes that the registration for the sale of the common units of beneficial interest of the remaining series of the Registrant is continuing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 19, 2014.

Direxion Asset Management LLC, Sponsor of the Direxion Shares ETF Trust II

/s/ Daniel D. O’Neill
Daniel D. O’Neill, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel D. O’Neill	Managing Director and Principal Executive Officer of Direxion Asset Management LLC	December 19, 2014
Daniel D. O’Neill

/s/ Patrick J. Rudnick	Principal Financial & Accounting Officer of Direxion Asset Management LLC	December 19, 2014
Patrick J. Rudnick